UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 7, 2012
EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2530 Meridian Parkway, Durham, NC		27,713
(Address of principal executive offices)		(Zip Code)
(408) 200-3598
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Credit Agreement with GVEC Resource IV Inc.

On November 30, 2007, the Company and certain of its subsidiaries (collectively with the Company's subsidiaries that later became party to the agreement pursuant to that certain Amendment 1 to Loan Documents dated August 20, 2008, the “Borrowers”) entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group LLC (“PEM”), which Credit Agreement has been amended from time to time (as amended, the “Credit Agreement”).

On February 8, 2012, the Lender accepted a Second Amended and Restated Term Loan A Note, which was amended for terms both of principal repayment and maturity date (the “Note”). The Note will be payable interest only on a monthly basis through February 28, 2013 (the “Maturity Date). The Note will be payable at a rate of 15.5% per annum until paid in full, plus any applicable default rate or late fees. Notwithstanding the foregoing, the Note requires a one-time principal payment to the Lender on or before February 29, 2012 in the amount of $500,000.00. In addition, if the Company pays certain amounts of principal before certain dates, the remainder of the principal amount will be deemed paid in full. Under this provision, if the Company pays the below listed amount by the corresponding date, the remaining unpaid balance of the principal amount will be forgiven. If such payments are not made, then the remaining principal amount will be due on the Maturity date of February 28, 2013.

(i)	$200,000 by April 30, 2012; or

(ii)	$225,000 at any time from May 1, 2012 through June 30, 2012; or

(iii)	$250,000 at any time from July 1, 2012 through August 31, 2012.

The proceeds from the sale of the CXR Halcyon telecommunications product line (as described in Item 8.01) will be used to pay a portion of the $500,000 due to the Lender under the terms of the Note on February 29, 2012.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On February 8, 2012, the Borrowers and the Lender entered into Amendment Number 17 to Loan Documents (“Amendment 17”), which amends the Credit Agreement as of such date to modify the Note, as further described herein.

The foregoing description of Amendment 17 is qualified in its entirety by reference to the full text of Amendment 17, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Credit Agreement with GVEC Resource IV Inc.,” is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

Sale of CXR Halcyon Product Line

On February 7, 2012, CXR Larus Corporation (“CXR Larus”), a wholly-owned subsidiary of EMRISE Corporation (the “Company”), entered into an agreement with LDDF Incorporated, doing business as TesCom, relating to the sale of certain assets relating solely to the CXR Halcyon product line of telecommunications test equipment (the “Product Line”).

At the closing of the sale, CXR Larus received net proceeds of $300,000. The consideration for the Product Line consisted of $300,000 in cash less any amount of cash collected in respect of any accounts receivable in connection with sales of product shipped by CXR Larus on or after November 15, 2011 (the “Purchase Price”). As previously discussed, the proceeds from the sale of the Product Line will be used to pay a portion of the $500,000 due to the Lender under the terms of the Note on February 29, 2012.

Press Release

On February 10, 2012, the Company issued a press release regarding the modification of the Note, the issuance of Amendment 17 and completion of the sale of the Product Line.

A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.    Description

10.1	Second Amended and Restated Term Loan A Note, dated February 8, 2012, executed by EMRISE Corporation, EMRISE Electronics Corporation, and CXR Larus Corporation in favor of GVEC Resource IV Inc.*

10.2
Amendment Number 17 to Loan Documents dated as of February 8, 2012 by and among EMRISE Corporation, EMRISE Electronics Corporation and CXR Larus Corporation, GVEC Resources IV Inc. and Private Equity Management Group LLC.*

99.1	Press Release issued by the Company entitled "EMRISE Corporation and Lender Amend Loan Terms, Allows Payoff of Remaining Loan at Discount of Up to 30%", dated February 10, 2012.*
* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012		EMRISE CORPORATION

	By:	/s/ Brandi L. Festa
Brandi L. Festa
Principal Accounting and Financial Officer

EXHIBIT INDEX

Exhibit     No.    Description

10.1	Second Amended and Restated Term Loan A Note, dated February 8, 2012, executed by EMRISE Corporation, EMRISE Electronics Corporation, and CXR Larus Corporation in favor of GVEC Resource IV Inc.*

10.2
Amendment Number 17 to Loan Documents dated as of February 8, 2012 by and among EMRISE Corporation, EMRISE Electronics Corporation and CXR Larus Corporation, GVEC Resources IV Inc. and Private Equity Management Group LLC.*

99.1	Press Release issued by the Company entitled "EMRISE Corporation and Lender Amend Loan Terms, Allows Payoff of Remaining Loan at Discount of Up to 30%", dated February 10, 2012.*
* Filed herewith.